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Exhibit 10.18

ADJUSTMENT ESCROW AGREEMENT

        THIS ADJUSTMENT ESCROW AGREEMENT (this "Agreement") dated as of [                        ], 2006, is made by and among Aldabra Acquisition Corporation, a Delaware corporation (the "Buyer"), Great Lakes Dredge & Dock Holdings Corp., a Delaware corporation ("Holdco"), Madison Dearborn Capital Partners IV, L.P., a Delaware limited partnership, solely in its capacity as Company Representative as set forth in the Merger Agreement (as defined below) (the "Company Representative"), Terrapin Partners LLC, a Delaware limited liability company, solely in its capacity as Buyer Representative as set forth in the Merger Agreement (as defined below) and [                        ,] as escrow agent (the "Escrow Agent").

        The Buyer, the Company Representative, the Buyer Representative, GLDD Acquisitions Corp., a Delaware corporation (the "Company"), Aldabra Merger Sub, L.L.C., a Delaware limited liability company and a wholly-owned Subsidiary of the Buyer ("Merger Sub"), are parties to that certain Agreement and Plan of Merger dated as of June 20, 2006 (as amended, modified and waived from time to time, the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, the Company shall merge with and into Merger Sub, with Merger Sub being the surviving corporation. Capitalized terms used, but not otherwise defined, herein shall have the meaning set forth in the Merger Agreement.

        Promptly after the Closing, the Buyer is merging with and into a wholly-owned Subsidiary of Holdco, with such Subsidiary as the surviving company in such Merger and, upon completion of such merger, each of the Adjustment Escrow Shares that was a share of Buyer Common Stock shall be converted into a share of Holdco Common Stock.

        This Agreement is the Adjustment Escrow Agreement referred to in the Merger Agreement. The execution and delivery of this Agreement by the Buyer, Holdco, the Company Representative, the Buyer Representative and the Escrow Agent is a condition precedent to the Closing under the Merger Agreement.

        [Pursuant to the Merger Agreement, at the Effective Time, the Buyer shall deliver, the Adjustment Escrow Shares to the Escrow Agent issued in the name of the holders of Company Common Stock for deposit into a separate escrow account.](1) Upon completion of the Holdco Merger referred to in the immediately foregoing sentence, Holdco shall deposit with the Escrow Agent a number of shares of Holdco Common Stock equal to the Adjustment Escrow Shares issued in the name of the holders of Company Common Stock for deposit into a separate escrow account. The separate escrow account established pursuant to the terms of this Agreement is referred to herein as the "Adjustment Escrow Account". The holders of Company Common Stock shall deliver stock powers executed in blank in favor of [Buyer and/or](2) Holdco in the event any Give-Back Shares are to be delivered to [Buyer and/or](3) Holdco for cancellation (as determined in accordance with the Merger Agreement).

        NOW, THEREFORE, in consideration of the agreements and understandings contemplated in the Merger Agreement and herein, the parties hereto agree as follows:

        1.    Appointment of Escrow Agent.    [Buyer,](4) Holdco, the Company Representative and the Buyer Representative hereby appoint and designate the Escrow Agent as the escrow agent for the purposes set forth in this Agreement, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth in this Agreement.

(1)
To be deleted if Holdco Merger is to happen immediately after the Merger.

(2)
To be deleted if Holdco Merger is to happen immediately after the Merger.

(3)
To be deleted if Holdco Merger is to happen immediately after the Merger.

(4)
To be deleted if Holdco Merger is to happen immediately after the Merger.

        2.    Formation of Adjustment Escrow Account.    [At the Effective Time, the Buyer shall deposit the Adjustment Escrow Shares with the Escrow Agent, issued in the name of the holders of Company Common Stock as of immediately prior to the Effective Time (with each holder to have issued a number of Adjustment Escrow Shares equal to the Additional Per Share Merger Consideration) and upon receipt thereof, the Escrow Agent will acknowledge in writing to the Company Representative and the Buyer Representative receipt of the Adjustment Escrow Shares.](5) At the effective time of the Holdco Merger, Holdco shall deposit a number of shares of Holdco Common Stock with the Escrow Agent equal to the number of Adjustment Escrow Shares, issued in the name of the holders of Company Common Stock as of immediately prior to the Effective Time (with each holder to have issued a number of such shares equal to the Additional Per Share Merger Consideration) and upon receipt thereof, the Escrow Agent will acknowledge in writing to the Company Representative and the Buyer Representative receipt of such shares of Holdco Common Stock (which thereafter shall, for all purposes of the Merger Agreement and this Agreement, be the Adjustment Escrow Shares). The Escrow Agent shall accept the Adjustment Escrow Shares and hereby agrees to record and hold such shares in a safety deposit box. As referenced above, such separate escrow account established pursuant hereto is referred to as the Adjustment Escrow Account. The Escrow Agent shall hold the Adjustment Escrow Shares in accordance with the provisions of this Agreement and shall not distribute the Adjustment Escrow Shares except in accordance with the express terms and conditions of this Agreement.

        3.    Payment of Adjustment Escrow Shares.    Within five (5) business days after the Closing Statement becomes final and binding on the parties pursuant to Section 4D of the Merger Agreement (the "Adjustment Distribution Date"), the Buyer Representative and the Company Representative shall deliver joint written instructions signed by the Buyer Representative and the Company Representative (a "Joint Instruction") to the Escrow Agent to cause the Escrow Agent to deliver the Adjustment Escrow Shares to the holders of Company Common Stock (other than Dissenting Shares) as of immediately prior to the Effective Time, with each such holder entitled to receive his, her or its portion of the Adjustment Escrow Shares equal to the Additional Per Share Merger Consideration. Notwithstanding the foregoing, on the Adjustment Distribution Date, if (and only if) the Incremental Closing Merger Consideration is greater than the Incremental Merger Consideration as finally determined pursuant to Section 4D of the Merger Agreement (such excess, the "Excess Amount"), then Buyer Representative and the Company Representative shall deliver a Joint Instruction to the Escrow Agent to cause the Escrow Agent, (x) to deliver to [Buyer or, if the Holdco Merger has occurred,](6) Holdco a number of Adjustment Escrow Shares equal to the Excess Amount and (y) to deliver any remaining Adjustment Escrow Shares to holders of Company Common Stock (other than Dissenting Shares) as of immediately prior to the Effective Time, with each such holder entitled to receive the Additional Per Share Merger Consideration payable for each share of Company Common Stock held by such holder immediately prior to the Effective Time.

        4.    Adjustment Escrow Shares.

          (a)    Voting.    Until the Adjustment Escrow Date, each of the holders of Company Capital Stock shall have the right to exercise any voting or consent rights pertaining to the Adjustment Escrow Shares held in the Escrow Account in the name of such holder. The Escrow Agent shall not have any right to exercise any such voting or consent rights.

          (b)    Transferability.    Except as contemplated herein, no holder of Company Capital Stock may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in the Adjustment Escrow

(5)
To be deleted if Holdco Merger is to happen immediately after the Merger.

(6)
To be deleted if Holdco Merger is to happen immediately after the Merger.

  Shares at any time that such Adjustment Escrow Shares are held in escrow pursuant to this Agreement.

          (c)    New Certificates.    If under any circumstance hereunder fewer than the total number of Adjustment Escrow Shares represented by any certificate representing the Adjustment Escrow Shares are to be distributed to [Buyer or](7) Holdco for cancellation, [Buyer or](8) Holdco, as applicable, shall deliver new certificates representing the number of Adjustment Escrow Shares not so distributed within five (5) business days after the Escrow Agent's surrender of the certificate representing the distributed Adjustment Escrow Shares.

        5.    Escrow Agent Obligations.    The Escrow Agent's sole obligation with respect to any distribution of Adjustment Escrow Shares to the Buyer Representative shall be to (i) deliver the certificate representing such Adjustment Escrow Shares and any related stock transfer powers to the Buyer Representative or the designated stock transfer agent of Holdco [or Buyer](9) with appropriate instructions to issue a new certificate in the name of the party or parties entitled to such Adjustment Escrow Shares along with proper delivery instructions and (ii) instruct [Buyer or](10) Holdco or its designated stock transfer agent to issue a new certificate to be returned to the Escrow Agent for any undistributed Adjustment Escrow Shares. The Escrow Agent shall have no liability whatsoever for any error, mistake, delay or failure to act by the Buyer Representative or its designated unit transfer agent, including without limitation any error, mistake, delay or failure in the delivery of Adjustment Escrow Shares.

        6.    No Duty to Verify.    The Escrow Agent shall have neither the duty nor the authority to verify the accuracy of the information contained in the foregoing instructions, notices or certificates, nor the genuineness of the signatures thereon or the authority of such signatories to execute such instructions, notices or certificates. Upon distribution of the Adjustment Escrow Shares in accordance with this Agreement, the Escrow Agent shall be deemed to have fully discharged its duties and obligations hereunder, and shall have no further liability or obligation to any party with respect hereto.

(7)
To be deleted if Holdco Merger is to happen immediately after the Merger.

(8)
To be deleted if Holdco Merger is to happen immediately after the Merger.

(9)
To be deleted if Holdco Merger is to happen immediately after the Merger.

(10)
To be deleted if Holdco Merger is to happen immediately after the Merger.

        7.    Provisions with Respect to the Escrow Agent.

          (a)    Protection of the Escrow Agent.    The Escrow Agent, [the Buyer,](11) Holdco, the Company Representative and the Buyer Representative agree that: (i) either the Buyer Representative or the Company Representative may examine the Adjustment Escrow Shares at any time at the office of the Escrow Agent; (ii) in performing its duties hereunder, the Escrow Agent may rely on written statements furnished to it by any officer of either the Buyer Representative or the Company Representative (provided that such notice is otherwise in accordance with the requirements hereof), or any other evidence deemed by the Escrow Agent to be reliable, and shall be entitled to act on the advice of counsel selected by it; (iii) if the Adjustment Fund Shares are attached, garnished, or levied upon under the order of any court, or the delivery thereof shall be stayed or enjoined by the order of any court, or any other order, judgment or decree shall be made or entered by any court affecting the Adjustment Escrow Shares, the Escrow Agent is hereby expressly authorized to obey and comply with all writs, orders or decrees so entered or issued, whether with or without jurisdiction, and the Escrow Agent shall not be liable to any of the parties hereto or their successors by reason of compliance with any such writ, order or decree notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated; (iv) the Escrow Agent may, in its sole and absolute discretion, deposit the Adjustment Escrow Shares or so many thereof as remains in its hands with the then chief or presiding judge of the Federal District Court whose jurisdiction includes Chicago, Illinois or New York, New York, and interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader, it shall be relieved of all liability under the terms hereof as to the property so deposited and shall be entitled to recover in such interpleader action, from the other parties hereto, its reasonable out-of-pocket attorneys' fees and related out-of-pocket costs and expenses incurred in commencing and prosecuting such action and furthermore, the parties hereto for themselves their successors and assigns, do hereby submit themselves to the jurisdiction of said court and do hereby appoint the then clerk, or acting clerk, of said court as their agent for the service of all process in connection with such proceedings; (v) in case the Escrow Agent becomes involved in litigation in connection with this Agreement, it shall have the right to retain counsel, and shall have a lien on the Adjustment Escrow Shares for all reasonable and necessary out-of-pocket costs, attorneys' fees, charges, disbursements and expenses in connection with such litigation to the extent of the one-half portion thereof which is the responsibility of the Representative; (vi) if the Escrow Agent's fees, costs, expenses, or reasonable attorney's fees provided for herein are not promptly paid, the Escrow Agent shall have the right to sell the Adjustment Escrow Shares held hereunder and reimburse itself therefor from the proceeds of such sale or from the cash held hereunder, in each case, to the extent of the one-half portion thereof which is the responsibility of the Representative; and (vii) notwithstanding anything herein to the contrary, the Escrow Agent shall be under no duty to monitor or enforce compliance by Holdco, [Buyer,](12) the Company Representative or the Buyer Representative with any term or provision of the Merger Agreement.

          (b)    Resignation, Removal, New Escrow Agent.    The Escrow Agent reserves the right to resign at any time by giving at least 30-days advance written notice of resignation to the Buyer Representative and the Company Representative, specifying the effective date thereof. Similarly, the Escrow Agent may be removed and replaced following the delivery of a 30-days advance written notice to the Escrow Agent by the Buyer Representative and the Company Representative. Within thirty (30) days after the receipt of one of the notices referred to above, the Buyer Representative and the Company Representative agree to appoint a successor escrow agent (a "Successor Escrow Agent"). The Successor Escrow Agent shall be a party to and agree to be legally

(11)
To be deleted if Holdco Merger is to happen immediately after the Merger.

(12)
To be deleted if Holdco Merger is to happen immediately after the Merger.

bound by this Agreement by means of a joinder agreement which its signature page shall be deemed to be a counterpart signature page to this Agreement. The Successor Escrow Agent shall be deemed to be the Escrow Agent under the terms of this Agreement. If a Successor Escrow Agent has not been appointed and has not accepted such appointment by the end of the 30-day period commencing upon the receipt of the notice of resignation by the Buyer Representative and the Company Representative, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a Successor Escrow Agent, and the out-of-pocket costs, expenses and reasonable attorneys' fees which the Escrow Agent incurs in connection with such a proceeding shall be paid by [Buyer and/or](13) Holdco.

          (c)    Indemnification.    Without limiting any protection or indemnity of the Escrow Agent under any other provision hereof, or otherwise at law, [the Buyer and](14) Holdco agree[s] to indemnify and hold harmless the Escrow Agent from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, and out-of-pocket costs, expenses and disbursements, including reasonable out-of-pocket legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Escrow Agent in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the Escrow Agent's breach of this Agreement or its failure to act in accordance with the standards set forth in this Agreement, or the Escrow Agent's bad faith, gross negligence, willful misconduct or fraud. This provision shall survive the resignation or removal of the Escrow Agent, or the termination of this Agreement.

          (d)    Duties.    The Escrow Agent shall have only those duties as are specifically provided in this Agreement, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including without limitation the Merger Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other agreement. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT'S BREACH OF THIS AGREEMENT OR ITS FAILURE TO ACT IN ACCORDANCE WITH THE STANDARDS SET FORTH IN THIS AGREEMENT, OR THE ESCROW AGENT'S BAD FAITH, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD OR (ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        8.    Fees and Reimbursement to the Escrow Agent.    The Escrow Agent shall be entitled to be paid a fee of $[            ] for its services for each 12-month period (or portion thereof) this Agreement remains in effect until distribution of all Adjustment Escrow Shares in accordance with this Agreement and to be reimbursed for the reasonable out-of-pocket costs and expenses incurred by the Escrow Agent related to the Adjustment Escrow Shares and this Agreement, which fees, costs and expenses shall be borne by [Buyer and](15) Holdco.

(13)
To be deleted if Holdco Merger is to happen immediately after the Merger.

(14)
To be deleted if Holdco Merger is to happen immediately after the Merger.

(15)
To be deleted if Holdco Merger is to happen immediately after the Merger.

        9.    Termination.    This Agreement shall terminate when all of the Adjustment Escrow Shares have been distributed in accordance with this Agreement.

        10.    Miscellaneous.

          (a)    Notices.    All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing (with charges prepaid), on the business day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first-class postage prepaid, on the fifth business day following the date of such deposit, or (iv) if delivered by telecopy prior to 5:00 p.m. local time of the recipient party on a business day, upon confirmation of successful transmission and otherwise on the next business day following the date of transmission (provided that if given by telecopy, such notice, demand or other communication shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein). Notices, demands and communications to the Buyer, Holdco, the Company Representative, the Buyer Representative and the Escrow Agent will, unless another address or telecopy number is specified in writing, be sent to the address or telecopy number indicated for each such party on the signature pages hereto:

          (b)    Governing Law.    The internal law, and not the law of conflicts, of the State of New York shall govern all questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement.

          (c)    JURISDICTION AND VENUE.    EXCEPT FOR ANY DISPUTE BETWEEN THE COMPANY REPRESENTATIVE AND THE BUYER REPRESENTATIVE WITH RESPECT TO THE MATTERS REFERRED TO IN SECTION 4D OF THE MERGER AGREEMENT (WHICH, IN EACH CASE, SHALL BE RESOLVED IN ACCORDANCE WITH THE DISPUTE RESOLUTION PROCEDURES SET FORTH THEREIN), THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL PROPERLY AND EXCLUSIVELY) LIE IN ANY FEDERAL OR STATE COURT LOCATED IN CHICAGO, ILLINOIS OR NEW YORK, NEW YORK. EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

          (d)    WAIVER OF JURY TRIAL.    THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT

  EACH HEREBY AGREE AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e)    Counterparts.    This Agreement may be executed on two or more separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

          (f)    Successors and Assigns.    Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary set forth in this section, to the extent set forth in the Merger Agreement, the Company Representative or Buyer Representative may resign at any time. In the event that the Company Representative or Buyer Representative has resigned or been removed, a new Company Representative or Buyer Representative shall be appointed in accordance with the Merger Agreement. Written notice of any such resignation or removal and any such appointment shall be delivered to the Escrow Agent

          (g)    Amendment, Waiver, etc.    This Agreement shall not be amended, modified, altered or revoked without the prior written consent of each of the Buyer Representative and the Company Representative; provided that no amendment or modification will be made to Section 7 and Section 8 hereof without the written consent of the Escrow Agent. The Buyer Representative and the Company Representative separately agree to provide to the Escrow Agent a copy of all amendments and agree that the Escrow Agent shall not be bound by such amendments until it has received a copy. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege.

          (h)    Headings.    Section headings used herein are for convenience of reference only and shall not be deemed to constitute a part of this Agreement for any other purpose, or to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced as if such headings had not been included herein.

          (i)    No Strict Construction.    The parties hereto hereby expressly acknowledge and agree that the language of this Agreement constitutes the mutual intention and understanding of the parties, and that each party hereto has been represented by competent counsel in connection herewith. Accordingly, each party hereto hereby waives any doctrine of strict construction with respect to the interpretation hereof or the resolution of any ambiguities herein, and none of the foregoing shall be resolved against any party as a result of any such doctrine.

          (j)    Complete Agreement.    This Agreement and the documents referred to herein contain the entire understanding of the parties hereto with respect to the transactions contemplated hereby and any prior agreements or understandings, whether oral or written, are entirely superseded hereby.

          (k)    Delivery by Facsimile or Electronic Transmission.    This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that this Agreement or any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a contract and each such party forever waives any such defense.

          (l)    Business Days.    To the extent any payment or other action or delivery is required to be made on a date which is not a business day, then the period required for such payment, action or delivery shall automatically be extended to the next business day immediately following. All references to a day or days shall be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided.

          (m)    Severability.    The parties agree that (i) the provisions of this Agreement shall be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

          (n)    Third Party Beneficiaries.    Except as set forth herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person other than the Escrow Agent, the Company Representative, the Buyer Representative, [Buyer,](16) and Holdco any rights or remedies under or by reason of this Agreement; provided that the holders of Company Capital Stock are intended third-party beneficiaries of this Agreement and shall be entitled to enforce the provisions contained herein.

          (o)    Automatic Succession.    Any bank or corporation into which the Escrow Agent may be merged or with which it may be consolidated, or any bank or corporation to whom the Escrow Agent may transfer a substantial amount of its escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

          (p)    Bankruptcy Proceedings.    In the event of the commencement of a bankruptcy case or cases wherein [Buyer,](17) Holdco, the Company Representative, the Buyer Representative or any holder of Company Capital Stock is the debtor, the Adjustment Escrow Shares shall not constitute property of the debtor's estate within the meaning of 11 U.S.C. § 541.

          (q)    Specific Performance.    The obligations of the parties hereto (including the Escrow Agent) are unique in that time is of the essence, and any delay in performance hereunder by any party will result in irreparable harm to the other parties hereto. Accordingly, any party may seek specific performance and/or injunctive relief before any court of competent jurisdiction in order to enforce this Agreement or to prevent violations of the provisions hereof, and no party shall object to specific performance or injunctive relief as an appropriate remedy. The Escrow Agent acknowledges that its obligations, as well as the obligations of any party hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

(16)
To be deleted if Holdco Merger is to happen immediately after the Merger.

(17)
To be deleted if Holdco Merger is to happen immediately after the Merger.

*            *          *            *

        IN WITNESS WHEREOF, the parties have executed this Adjustment Escrow Agreement on the date first written above.

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  Exhibit 10.18
ADJUSTMENT ESCROW AGREEMENT